EFFECTIVE July 31, 2007, THE
COMPANYS NAME HAS CHANGED
TO ASIAN UNION NEW MEDIA
(GROUP) LIMITED

EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents fifty (50) deposited Shares)

      THE BANK OF NEW YORK
      AMERICAN DEPOSITARY
RECEIPT
      FOR ORDINARY SHARES OF
      THE PAR VALUE OF HK$0.01
EACH OF
      UNIVERSAL HOLDINGS
LIMITED
      (INCORPORATED UNDER THE
LAWS OF THE CAYMAN ISLANDS)


      	The Bank of New York, as
depositary (hereinafter called the
Depositary), hereby certifies that       , or
registered assigns IS THE OWNER
OF_____________________

      AMERICAN DEPOSITARY
SHARES

representing deposited ordinary shares, par
value HK$0.01 (herein called Shares), of
Universal Holdings Limited, incorporated
under the laws of the Cayman Islands
(herein called the Company).  At the date
hereof, each American Depositary Share
represents fifty ordinary shares deposited or
subject to deposit under the Deposit
Agreement (as such term is hereinafter
defined) at the Hong Kong office of The
Hongkong and Shanghai Banking
Corporation Limited (herein called the
Custodian).  The Depositarys Corporate
Trust Office is located at a different address
than its principal executive office.  Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and
its principal executive office is located at
One Wall Street, New York, N.Y. 10286.
	THE DEPOSITARYS
CORPORATE TRUST OFFICE ADDRESS
IS	101 BARCLAY STREET, NEW
YORK, N.Y. 10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of September 28, 2005
(herein called the Deposit Agreement), by
and among the Company, the Depositary,
and all Owners and Beneficial Owners from
time to time of Receipts issued thereunder,
each of whom by accepting a Receipt agrees
to become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and Beneficial Owners of the
Receipts and the rights and duties of the
Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the Deposited Securities at the time
represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may
be made by the delivery of (a) certificates in
the name of the Owner hereof or as ordered
by him or certificates properly endorsed or
accompanied by proper instruments of
transfer and (b) any other securities,
property and cash to which such Owner is
then entitled in respect of this Receipt.  Such
delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary, provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary
shall be at the risk and expense of the Owner
hereof.
3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registerable on the books of the Depositary
at its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the fees and
expenses of the Depositary and upon
compliance with such regulations, if any, as
the Depositary may establish for such
purpose.  This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered.  As a condition
precedent to the execution and delivery,
registration of transfer, splitup, combination,
or surrender of any Receipt or withdrawal of
any Deposited Securities, the Depositary,
the Custodian, or Registrar may require
payment from the depositor of the Shares or
the presenter of the Receipt of a sum
sufficient to reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in this Receipt, may require
the production of proof satisfactory to it as
to the identity and genuineness of any
signature and may also require compliance
with any regulations the Depositary may
establish consistent with the provisions of
the Deposit Agreement or this Receipt,
including, without limitation, this Article 3.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to the provisions of the following sentence.
Notwithstanding anything to the contrary in
the Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may not
be suspended subject only to (i) temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Restricted Securities (including without
limitation any Shares bearing a legend
indicating they are Restricted Securities or
any Shares deposited by a person identified
to the Depositary by the Company as an
affiliate of the Company), unless a
registration statement is in effect as to such
Shares.
4.	LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR TAXES.
      If any tax or other governmental
charge shall become payable by the
Custodian or the Depositary with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner or Beneficial Owner hereof to the
Depositary.  The Depositary may refuse to
effect any transfer of this Receipt or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made, and pursuant to relevant
laws and to the Deposit Agreement, may
withhold any dividends or other
distributions, or may sell for the account of
the Owner or Beneficial Owner hereof any
part or all of the Deposited Securities
represented by the American Depositary
Shares evidenced by this Receipt, and may
apply such dividends or other distributions
or the proceeds of any such sale in payment
of such tax or other governmental charge
and the Owner or Beneficial Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing Shares
hereunder and under the Deposit Agreement
shall be deemed thereby to represent and
warrant that such Shares and each certificate
therefor are validly issued, fully paid,
nonassessable, and free of any preemptive
rights of the holders of outstanding Shares
and that the person making such deposit is
duly authorized so to do.  Every such person
shall also be deemed to represent that such
Shares and the Receipts evidencing
American Depositary Shares representing
such Shares would not be Restricted
Securities.  Such representations and
warranties shall survive the deposit of
Shares and issuance of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Beneficial Owner
of a Receipt may be required from time to
time to file with the Depositary or the
Custodian such proof of citizenship or
residence, exchange control approval, or
such information relating to the registration
on the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper.  The Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary,
which may include a legal opinion issued by
the Companys Hong Kong counsel, that any
necessary approval has been granted by any
governmental body in the Cayman Islands
and Hong Kong, which is then performing
the function of the regulation of currency
exchange.
7.	CHARGES OF DEPOSITARY.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement), or by Owners, as
applicable: (1) taxes and other governmental
charges, (2) such registration fees as may
from time to time be in effect for the
registration of transfers of Shares generally
on the Share register of the Company or
Foreign Registrar and applicable to transfers
of Shares to the name of the Depositary or
its nominee or the Custodian or its nominee
on the making of deposits or withdrawals
under the terms of the Deposit Agreement,
(3) such cable, telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement, (4) such
expenses as are incurred by the Depositary
in the conversion of foreign currency
pursuant to Section 4.05 of the Deposit
Agreement, (5) a fee of $5.00 or less per 100
American Depositary Shares (or portion
thereof) for the execution and delivery of
Receipts pursuant to Section 2.03, 4.03 or
4.04 of the Deposit Agreement and the
surrender of Receipts pursuant to
Section 2.05 or 6.02 of the Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to Sections 4.01 through 4.04 of
the Deposit Agreement, (7) a fee for the
distribution of securities pursuant to
Section 4.02 of the Deposit Agreement, such
fee being in an amount equal to the fee for
the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares), but which securities are
instead distributed by the Depositary to
Owners, (8) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for depositary services, which will
accrue on the last day of each calendar year
and which will be payable as provided in
clause (9) below provided, however, that no
fee will be assessed under this clause (8) to
the extent a fee of $.02 was charged
pursuant to clause (6) above during that
calendar year and (9) any other charge
payable by the Depositary, any of the
Depositarys agents, including the Custodian,
or the agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners of record
as of the date or dates set by the Depositary
in accordance with Section 4.06 of the
Deposit Agreement and shall be collected at
the sole discretion of the Depositary by
billing such Owners for such charge or by
deducting such charge from one or more
cash dividends or other cash distributions).
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
8.	PRERELEASE OF RECEIPTS.
      Notwithstanding Section 2.03 of the
Deposit Agreement, the Depositary may
execute and deliver Receipts prior to the
receipt of Shares pursuant to Section 2.02 of
the Deposit Agreement (PreRelease).  The
Depositary may, pursuant to Section 2.05 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been PreReleased, whether or
not such cancellation is prior to the
termination of such PreRelease or the
Depositary knows that such Receipt has
been PreReleased.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a PreRelease.  Each
PreRelease will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts are to be
delivered that such person, or its customer,
owns the Shares or Receipts to be remitted,
as the case may be, (b) at all times fully
collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of American Depositary Shares
which are outstanding at any time as a result
of PreReleases will not normally exceed
thirty percent (30%) of the Shares deposited
under the Deposit Agreement provided,
however, that the Depositary reserves the
right to change or disregard such limit from
time to time as it deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt by accepting or
holding the same consents and agrees, that
title to this Receipt when properly endorsed
or accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument, provided, however, that the
Depositary, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement or
for all other purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual signature
of a duly authorized signatory of the
Depositary provided, however, that such
signature may be a facsimile if a Registrar
for the Receipts shall have been appointed
and such Receipts are countersigned by the
manual signature of a duly authorized
officer of the Registrar.
11.	REPORTS INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with
certain public reports and documents
required by foreign law or otherwise under
Rule 12g32(b) under the Securities
Exchange Act of 1934.  Such reports and
communications will be available for
inspection and copying by Owners and
Beneficial Owners at the public reference
facilities maintained by the Commission
located at 100 F Street, N.E., Washington,
D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also,
upon written request, send to Owners of
Receipts copies of such reports when
furnished by the Company pursuant to the
Deposit Agreement.  Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      The Depositary will keep books, at
its Corporate Trust Office, for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into dollars and will distribute
the amount thus received (net of the fees and
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the
Deposit Agreement) to the Owners of
Receipts entitled thereto, provided, however,
that in the event that the Company or the
Depositary is required to withhold and does
withhold from any cash dividend or other
cash distribution in respect of any Deposited
Securities an amount on account of taxes,
the amount distributed to the Owners of the
Receipts evidencing American Depositary
Shares representing such Deposited
Securities shall be reduced accordingly.
      Subject to the provisions of Section
4.11 and 5.09 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution
described in Sections 4.01, 4.03 or 4.04 of
the Deposit Agreement, the Depositary will
cause the securities or property received by
it to be distributed to the Owners entitled
thereto, after deduction or upon payment of
any fees and expenses of the Depositary or
any taxes or other governmental charges, in
proportion to the number of American
Depositary Shares representing such
Deposited Securities held by them,
respectively, in any manner that the
Depositary may deem equitable and
practicable for accomplishing such
distribution provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners entitled thereto, or if for any other
reason (including, but not limited to, any
requirement that the Company or the
Depositary withhold an amount on account
of taxes or other governmental charges or
that such Securities must be registered under
the Securities Act of 1933 in order to be
distributed to Owners or Beneficial Owners
hereof) the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees
and expenses of the Depositary as provided
in Article 7 hereof and Section 5.09 of the
Deposit Agreement) shall be distributed by
the Depositary to the Owners of Receipts
entitled thereto as in the case of a
distribution received in cash.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may and shall if the
Company shall so request, distribute to the
Owners of outstanding Receipts entitled
thereto, additional Receipts evidencing an
aggregate number of American Depositary
Shares representing the amount of Shares
received as such dividend or free
distribution subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the
withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement.
The Depositary may withhold any such
distribution of Receipts if it has not received
satisfactory assurances from the Company
that such distribution does not require
registration under the Securities Act or is
exempt from registration under the
provisions of such Act.  In lieu of delivering
Receipts for fractional American Depositary
Shares in any such case, the Depositary will
sell the amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions described in Section 4.01
of the Deposit Agreement.  If additional
Receipts are not so distributed, each
American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold pursuant to relevant
laws, the Depositary may by public or
private sale dispose of all or a portion of
such property (including Shares and rights to
subscribe therefor) in such amounts and in
such manner as the Depositary deems
necessary and practicable to pay any such
taxes or charges, and the Depositary shall
distribute the net proceeds of any such sale
after deduction of such taxes or charges to
the Owners of Receipts entitled thereto.
13.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall
have discretion as to the procedure to be
followed in making such rights available to
any Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all or certain Owners but not to
other Owners, the Depositary may distribute
to any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts to such Owner.  In the case of a
distribution pursuant to the second
paragraph of this Article 13, such Receipts
shall be legended in accordance with
applicable U.S. laws, and shall be subject to
the appropriate restrictions on sale, deposit,
cancellation, and transfer under such laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell, subject to all applicable
legal requirements, the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees and
expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act.  If an
Owner of Receipts requests the distribution
of warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it
has received an opinion from recognized
counsel in the United States for the
Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from such registration.
Notwithstanding any other provision of the
Deposit Agreement, under no circumstances
shall the Depositary, any Owner or any other
person have the right to require the
Company to register, under the Securities
Act of 1933 or otherwise, any rights or
securities issued by the Company.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14. 	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be
made upon an averaged or other practicable
basis without regard to any distinctions
among Owners on account of exchange
restrictions, the date of delivery of any
Receipt or otherwise and shall be net of any
expenses of conversion into Dollars incurred
by the Depositary as provided in Section
5.09 of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in
the opinion of the Depositary is not
obtainable, or if any such approval or license
is not obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date (a) for the determination of
the Owners of Receipts who shall be (i)
entitled to receive such dividend,
distribution or rights or the net proceeds of
the sale thereof, (ii) entitled to give
instructions for the exercise of voting rights
at any such meeting, or (iii) responsible for
any fee assessed by the Depositary pursuant
to the Deposit Agreement, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of
which notice shall be in the sole discretion
of the Depositary, which shall contain (a)
such information as is contained in such
notice of meeting received by the Depositary
from the Company, (b) a statement that the
Owners of Receipts as of the close of
business on a specified record date will be
entitled, subject to any applicable provision
of the Cayman Islands or Hong Kong law
and of the Articles of Association of the
Company, to instruct the Depositary as to
the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
such instructions may be given including an
express indication that such instructions may
be given or deemed given in accordance
with the last sentence of this paragraph if no
instruction is received, to the Depositary to
give a discretionary proxy to a person
designated by the Company.  Upon the
written request of an Owner of a Receipt on
such record date, received on or before the
date established by the Depositary for such
purpose, the Depositary shall endeavor in so
far as practicable to vote or cause to be
voted the amount of Shares or other
Deposited Securities represented by such
American Depositary Shares evidenced by
such Receipt in accordance with the
instructions set forth in such request.  The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to the
Shares or other Deposited Securities, other
than in accordance with such instructions or
deemed instructions.  If the Depositary does
not receive instructions from any Owner
with respect to any of the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Owners Receipts on or before the date
established by the Depositary for such
purpose, such Owner shall be deemed, and
the Depositary shall deem such Owner, to
have instructed the Depositary to give a
discretionary proxy to a person designated
by the Company with respect to such
Deposited Securities, and the Depositary
shall give a discretionary proxy to a person
designated by the Company, to vote such
Deposited Securities provided, that no such
instruction shall be deemed given and no
such discretionary proxy shall be given with
respect to any matter as to which the
Company informs the Depositary (and the
Company agrees to provide such
information as promptly as practicable in
writing) that (i) the Company does not wish
such proxy given, (ii) substantial opposition
exists or (iii) such matter materially and
adversely affects the rights of holders of
Shares.
      	There can be no assurance
that Owners generally or any Owner in
particular will receive  the notice described
in the preceding paragraph sufficiently prior
to the instruction date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, splitup,
consolidation, or any other reclassification
of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for
or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited Securities,
the right to receive the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following sentence.
In any such case the Depositary may, and
shall if the Company shall so request,
execute and deliver additional Receipts as in
the case of a dividend in Shares, or call for
the surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
Beneficial Owner of any Receipt, if by
reason of any provision of any present or
future law or regulation of the United States
or any other country (including the Cayman
Islands and Hong Kong), or of any other
governmental or regulatory authority, or by
reason of any provision, present or future, of
the Articles of Association of the Company,
or by reason of any provision of any
securities issued or distributed by the
Company, or any offering or distribution
thereof or by reason of any act of God or
war or other circumstances beyond its
control, the Depositary or the Company
shall be prevented, delayed or forbidden
from or be subject to any civil or criminal
penalty on account of doing or performing
any act or thing which by the terms of the
Deposit Agreement or Deposited Securities
it is provided shall be done or performed nor
shall the Depositary or the Company or any
of their respective directors, employees,
agents or affiliates incur any liability to any
Owner or Beneficial Owner of a Receipt by
reason of any nonperformance or delay,
caused as aforesaid, in the performance of
any act or thing which by the terms of the
Deposit Agreement it is  provided shall or
may be done or performed, or by reason of
any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.01, 4.02
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.04 of the Deposit Agreement, such
distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or Beneficial Owners of Receipts,
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company shall be under any obligation to
appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts, which in its opinion may involve it
in expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information.  The Depositary shall
not be responsible for any failure to carry
out any instructions to vote any of the
Deposited Securities, or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such action
or nonaction is in good faith.  The
Depositary shall not be liable for any acts or
omissions made by a successor depositary
whether in connection with a previous act or
omission of the Depositary or in connection
with a matter arising wholly after the
removal or resignation of the Depositary,
provided that in connection with the issue
out of which such potential liability arises,
the Depositary performed its obligations
without negligence or bad faith while it
acted as Depositary.  The Company agrees
to indemnify the Depositary, its directors,
employees, agents and affiliates and any
Custodian against, and hold each of them
harmless from, any liability or expense
(including, but not limited to any fees and
expenses incurred in seeking, enforcing or
collecting such indemnity and the fees and
expenses of counsel) which may arise out of
any registration with the Commission of
Receipts, American Depositary Shares or
Deposited Securities or the offer or sale
thereof in the United States or out of acts
performed or omitted, pursuant to the
provisions of or in connection with the
Deposit Agreement and of the Receipts, as
the same may be amended, modified or
supplemented from time to time, (i) by
either the Depositary or a Custodian or their
respective directors, employees, agents and
affiliates, except for any liability or expense
arising out of the negligence or bad faith of
either of them, or (ii) by the Company or
any of its directors, employees, agents and
affiliates.   No disclaimer of liability under
the Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company pursuant
to Section 6.02 of the Deposit Agreement,
such resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
thereinafter provided.
      The Depositary may at any time be
removed by the Company by 120 days prior
written notice of such removal, to become
effective upon the later of (i) the 120th day
after delivery of the notice to the Depositary
and (ii) the appointment of a successor
depositary and its acceptance of such
appointment as hereinafter provided.
      In case at any time the Depositary
shall resign or be removed, the Company
shall use its best efforts to appoint a
successor depositary, which shall be a bank
or trust company having an office in the
Borough of Manhattan, The City of New
York.  Every successor depositary shall
execute and deliver to its predecessor and to
the Company an instrument in writing
accepting its appointment thereunder, and
thereupon such successor depositary,
without any further act or deed, shall
become fully vested with all the rights,
powers, duties and obligations of its
predecessor.  Notwithstanding the foregoing
(1) if such succession is the result of the
removal of such predecessor, then upon (a)
payment by the Company to such
predecessor of all sums due and payable by
the Company to such predecessor, (b)
payment to such predecessor of all other
sums due it by persons other than the
Company pursuant to the terms of the
Deposit Agreement, and (c) the written
request of the Company, such predecessor
shall execute and deliver an instrument
transferring to such successor all rights and
powers of such predecessor under the
Deposit Agreement, shall duly assign,
transfer and deliver all right, title and
interest in the Deposited Securities to such
successor, and shall deliver to such
successor a list of the Owners of all
outstanding Receipts, or (2) if such
succession is the result of the resignation of
such predecessor, then upon (a) payment by
the Company to such predecessor of all
sums due and payable by the Company to
such predecessor, and (b) the written request
of the Company, such predecessor shall
execute and deliver an instrument
transferring to such successor all rights and
powers of such predecessor under the
Deposit Agreement, shall duly assign,
transfer and deliver all right, title and
interest in the Deposited Securities to such
successor, and shall deliver to such
successor a list of the Owners of all
outstanding Receipts, provided, however,
that such predecessor shall nevertheless be
entitled to receive payment of all such other
sums due it by persons other than the
Company pursuant to the terms of the
Deposit Agreement.  Any such successor
depositary shall promptly mail notice of its
appointment to the Owners.
      The Depositary in its discretion may
appoint a substitute or additional custodian
or custodians, each of which shall thereafter
be one of the Custodians hereunder.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners or
Beneficial Owners of Receipts in any
respect which they may deem necessary or
desirable.  Any amendment which shall
impose or increase any fees or charges
(other than taxes and other governmental
charges, registration fees and cable, telex or
facsimile transmission costs, delivery costs
or other such expenses), or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts, shall, however,
not become effective as to outstanding
Receipts until the expiration of thirty days
after notice of such amendment shall have
been given to the Owners of outstanding
Receipts.  Every Owner of a Receipt at the
time any amendment so becomes effective
shall be deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby except in
order to comply with mandatory provisions
of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary at any time at the
direction of the Company, shall terminate
the Deposit Agreement by mailing notice of
such termination to the Company and to the
Owners of all Receipts then outstanding at
least 90 days prior to the date fixed in such
notice for such termination.  The Depositary
may likewise terminate the Deposit
Agreement by mailing notice of such
termination to the Company and the Owners
of all Receipts then outstanding if at any
time 90 days shall have expired after the
Depositary shall have delivered to the
Company a written notice of its election to
resign and a successor depositary shall not
have been appointed and accepted its
appointment as provided in the Deposit
Agreement.  On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for
the surrender of Receipts referred to in
Section 2.05 of the Deposit Agreement, and
(c) payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of four months from the date
of termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.
22. 	ARBITRATION WAIVER OF
IMMUNITIES.
      The Deposit Agreement provides
that any controversy, claim or cause of
action brought by any party to the Deposit
Agreement against the Company arising out
of or relating to the Shares or other
Deposited Securities, the American
Depositary Shares, the Receipts or the
Deposit Agreement, or the breach thereof,
shall be settled by arbitration in accordance
with the International Arbitration Rules of
the American Arbitration Association, and
that judgment upon the award rendered by
the arbitrators may be entered in any court
having jurisdiction thereof provided,
however, that in the event of any thirdparty
litigation to which the Depositary is a party
and to which the Company may properly be
joined, the Company may be so joined in
any court in which such litigation is
proceeding and provided, further, that any
such controversy, claim, cause of action, or
other dispute brought by a party to the
Deposit Agreement against the Company
relating to or based upon the provisions of
the Federal securities laws of the United
States or the rules and regulations
promulgated thereunder may, but need not,
be submitted to arbitration as provided in the
Deposit Agreement.  The Deposit
Agreement further provides that any
controversy, claim or cause of action arising
out of or relating to the Shares or other
Deposited Securities, the American
Depositary Shares, the Receipts or the
Deposit Agreement not subject to arbitration
under the Deposit Agreement shall be
litigated in the Federal and state courts in the
Borough of Manhattan, The City of New
York and the Company hereby submits to
the personal jurisdiction of the court in
which such action or proceeding is brought.
      To the extent that the Company or
any of its properties, assets or revenues may
have or hereafter become entitled to, or have
attributed to it, any right of immunity, on the
grounds of sovereignty or otherwise, from
any legal action, suit or proceeding, from the
giving of any relief in any respect thereof,
from setoff or counterclaim, from the
jurisdiction of any court, from service of
process, from attachment upon or prior to
judgment, from attachment in aid of
execution or judgment, or other legal
process or proceeding for the giving of any
relief or for the enforcement of any
judgment, in any jurisdiction in which
proceedings may at any time be
commenced, with respect to its obligations,
liabilities or any other matter under or
arising out of or in connection with the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
the Deposit Agreement, the Company, to the
fullest extent permitted by law, hereby
irrevocably and unconditionally waives, and
agrees not to plead or claim, any such
immunity and consents to such relief and
enforcement.
23.	SUBMISSION TO JURISDICTION
WAIVER OF IMMUNITIES.
      In the Deposit Agreement, the
Company has (i) appointed  CT Corporation
System, 111 Eighth Avenue, New York,
New York 10011, as the Companys
authorized agent upon which process may be
served in any suit or proceeding arising out
of or relating to the Shares or Deposited
Securities, the American Depositary Shares,
the Receipts or this Agreement, (ii)
consented and submitted to the jurisdiction
of any state or federal court in the State of
New York in which any such suit or
proceeding may be instituted, and (iii)
agreed that service of process upon said
authorized agent shall be deemed in every
respect effective service of process upon the
Company in any such suit or proceeding.
      To the extent that the Company or
any of its properties, assets or revenues may
have or hereafter become entitled to, or have
attributed to it, any right of immunity, on the
grounds of sovereignty or otherwise, from
any legal action, suit or proceeding, from the
giving of any relief in any respect thereof,
from setoff or counterclaim, from the
jurisdiction of any court, from service of
process, from attachment upon or prior to
judgment, from attachment in aid of
execution or judgment, or other legal
process or proceeding for the giving of any
relief or for the enforcement of any
judgment, in any jurisdiction in which
proceedings may at any time be
commenced, with respect to its obligations,
liabilities or any other matter under or
arising out of or in connection with the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
the Deposit Agreement, the Company, to the
fullest extent permitted by law, hereby
irrevocably and unconditionally waives, and
agrees not to plead or claim, any such
immunity and consents to such relief and
enforcement.
24.	DISCLOSURE OF INTERESTS.
      The Company may from time to time
request Owners to provide information (a) as to the capacity in which such Owners own or owned American Depositary Shares, (b) regarding the identity of any other persons then or previously interested in such American Depositary Shares and (c) regarding the nature of such interest and various other matters pursuant to applicable law or the Articles of Association or other such corporate document of the Company, all as if such American Depositary Shares were to the extent practicable the underlying
Shares. Each Owner and Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant to this Section. The Depositary agrees to use reasonable efforts to comply with written instructions received from the
Company requesting that the Depositary
forward any such requests to Owners or to forward to the Company any responses to such requests received by the Depositary.

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